Exhibit 23.4



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To McCaw Cellular Communications, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of our report on Garden State Cablevision L.P., dated February 23, 1994, included in McCaw Cellular Communications, Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in the registration statement.



                                   ARTHUR ANDERSEN & CO.


Philadelphia, Pa.
April 27, 1994